Exhibit 10.26

APNIMED, INC.

RESTRICTED STOCK AGREEMENT

GRANTED UNDER 2017 STOCK INCENTIVE PLAN

THIS RESTRICTED STOCK AGREEMENT (“Agreement”) made as of [___] (the “Effective Date”), by and between Apnimed, Inc., a Delaware corporation (the “Company”), and [___] (the “Grantee”).

FOR VALUABLE CONSIDERATION, the receipt of which is acknowledged, the parties hereto agree as follows:

1. Issuance and Sale of Shares to the Grantee. The Company shall issue to the Grantee, and the Grantee shall accept from the Company, subject to the terms and conditions set forth in this Agreement and the Company’s 2017 Stock Incentive Plan (the “Plan”), [___] shares (the “Shares”) of common stock, $0.00001 par value, of the Company (“Common Stock”).

2. Purchase Option and Vesting.

(a) Vesting. The Shares shall be deemed to be “Unvested Shares” as follows:

(i) As of the date hereof, all of the Shares (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting the Common Stock) shall be deemed to be Unvested Shares. Such shares shall continue to be Unvested Shares until otherwise provided in this Section 2.

(ii) Subject to the Grantee’s continuous services to the Company whether as an employee, advisor or consultant, for any reason or no reason, with or without cause, the Company shall have the right and option (the “Purchase Option”) to purchase from the Grantee, for a sum of $0.002 per share (the “Option Price”), some or all of the Unvested Shares (as defined below). “Unvested Shares” means all of the Shares multiplied by the Applicable Percentage at the time the Purchase Option becomes exercisable by the Company. The “Applicable Percentage” shall be the applicable percentage set forth on Schedule A. On the second anniversary of the Vesting Commencement Date, none of the Shares shall be deemed to be Unvested Shares.

(iii) For purposes of this Agreement, the “Vesting Commencement Date” shall mean [___]. Vesting of the Shares shall cease once the Grantee’s relationship with the Company, whether as an employee, consultant or advisor, as the case may be, is terminated.

(b) Acceleration of Vesting Upon a Company Sale. In the event of a Company Sale (as defined below), then 100% of the then Unvested Shares shall immediately become vested and free from the Purchase Option immediately prior to the closing of such Company Sale.

(c) Company Sale Defined. For purpose of this Agreement, the following capitalized term shall have the meaning set forth below:

“Company Sale” shall mean:

(i) a merger or consolidation in which (A) the Company is a constituent party, or (B) a subsidiary of the Company is a constituent party and the Company issues shares of its capital stock pursuant to such merger or consolidation, except in the case of either clause (A) or (B) any such merger or consolidation involving the Company or a subsidiary of the Company in which the shares of capital stock of the Company outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock which represent, immediately following such merger or consolidation, more than 50% by voting power of the capital stock of (I) the surviving or resulting corporation or (II) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation;

(ii) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Company or a subsidiary of the Company of all or substantially all the assets of the Company and the subsidiaries of the Company taken as a whole (except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Company); or

(iii) the sale or transfer, in a single transaction or series of related transactions, in which the Company is a party and more than 50% by voting power of the then-outstanding capital stock of the Company to any person or entity or group of affiliated persons or entities.

(d) Parents and Subsidiaries. If the Grantee is employed as an employee of, or engaged as a consultant to, any parent or subsidiary of the Company, any references in this Agreement to employment with, or engagement as a consultant to, the Company or termination of employment or engagement by or with the Company shall instead be deemed to refer to such parent or subsidiary.

3. Exercise of Purchase Option and Closing.

(a) The Company may exercise the Purchase Option by delivering or mailing to the Grantee (or his estate), within ninety (90) days after the termination of the employment of the Grantee with the Company, a written notice of exercise of the Purchase Option. Such notice shall specify the number of Shares to be purchased. If and to the extent the Purchase Option is not so exercised by the giving of such a notice within such ninety (90) day period, the Purchase Option shall automatically expire and terminate effective upon the expiration of such ninety (90) day period. Within ten (10) days after delivery to the Grantee of the Company’s notice of the exercise of the Purchase Option pursuant to this Section 3(a), the Grantee (or his estate) shall, pursuant to the provisions of Section 7 below, tender to the Company at its principal offices the certificate or certificates representing the Shares which the Company has elected to purchase in accordance with the terms of this Agreement, duly endorsed in blank or with duly endorsed stock powers attached thereto, all in form suitable for the transfer of such Shares to the Company. Promptly following its receipt of such certificate or certificates, the Company shall pay to the Grantee the aggregate Option Price for such Shares (provided that any delay in making such payment shall not invalidate the Company’s exercise of the Purchase Option with respect to such Shares).

(b) After the time at which any Shares are required to be delivered to the Company for transfer to the Company pursuant to Section 3(a) above, the Company shall not pay any dividend to the Grantee on account of such Shares or permit the Grantee to exercise any of the privileges or rights of a stockholder with respect to such Shares, but shall, in so far as permitted by law, treat the Company as the owner of such Shares.

(c) The Option Price may be payable, at the option of the Company, in cancellation of all or a portion of any outstanding indebtedness of the Grantee to the Company or in cash (by check) or both to the extent permitted under Section 409A of the Internal Revenue Code. The Company shall not purchase any fraction of a Share upon exercise of the Purchase Option, and any fraction of a Share resulting from a computation made pursuant to this Section 3 shall be rounded to the nearest whole Share (with any one-half Share being rounded upward).

(d) The Company may assign its Purchase Option to one or more persons or entities.

4. Restrictions on Transfer. The Grantee shall not sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise (collectively “transfer”) any Shares, or any interest therein, that are subject to the Purchase Option, except that the Grantee may transfer such Shares (i) to or for the benefit of any spouse, children, parents, uncles, aunts, siblings, grandchildren and any other relatives approved by the Board of Directors (collectively, “Approved Relatives”) or to a trust established solely for the benefit of the Grantee and/or Approved Relatives, provided that such Shares shall remain subject to this Agreement (including without limitation the restrictions on transfer set forth in this Section 4, the Purchase Option and the right of first refusal set forth in Section 5) and such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of this Agreement or (ii) as part of the sale of all or substantially all of the shares of capital stock of the Company (including pursuant to a merger or consolidation), provided that the securities or other property received by the Grantee in connection with such transaction shall remain subject to this Agreement. The Grantee shall not transfer any Shares, or any interest therein, that are no longer subject to the Purchase Option, except in accordance with Section 5 below. The Company shall not be required (i) to transfer on its books any of the Shares which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement, or (ii) to treat as owner of such Shares or to pay dividends to any transferee to whom any such Shares shall have been so sold or transferred.

5. Right of First Refusal.

(a) If the Grantee proposes to transfer any Shares, or any interest therein, that are no longer subject to the Purchase Option, then Grantee shall first give written notice of the proposed transfer (the “Transfer Notice”) to the Company. The Transfer Notice shall name the proposed transferee and state the number of such Shares the Grantee proposes to transfer (the “Offered Shares”), the price per share and all other material terms and conditions of the transfer.

(b) For thirty (30) days following its receipt of such Transfer Notice, the Company shall have the option to purchase all or part of the Offered Shares at the price and upon the terms set forth in the Transfer Notice. In the event the Company elects to purchase all or part of the Offered Shares, it shall give written notice of such election to the Grantee within such thirty (30) day period. Within ten (10) days after his receipt of such notice, the Grantee shall tender to the Company at its principal offices the certificate or certificates representing the Offered Shares to be purchased by the Company, duly endorsed in blank by the Grantee or with duly endorsed stock powers attached thereto, all in a form suitable for transfer of the Offered Shares to the Company. Promptly following receipt of such certificate or certificates, the Company shall deliver or mail to the Grantee a check in payment of the purchase price for such Offered Shares; provided that if the terms of payment set forth in the Transfer Notice were other than cash against delivery, the Company may pay for the Offered Shares on the same terms and conditions as were set forth in the Transfer Notice; and provided further that any delay in making such payment shall not invalidate the Company’s exercise of its option to purchase the Offered Shares.

(c) If the Company does not elect to acquire all of the Offered Shares, the Grantee may, within the thirty (30) day period following the expiration of the option granted to the Company under Section 5(b) above, transfer the Offered Shares which the Company has not elected to acquire to the proposed transferee, provided that such transfer shall not be on terms and conditions more favorable to the transferee than those contained in the Transfer Notice. Notwithstanding any of the above, all Offered Shares transferred pursuant to this Section 5 shall remain subject to this Agreement and such transferee shall, as a condition to such transfer, deliver to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of this Agreement.

(d) After the time at which the Offered Shares are required to be delivered to the Company for transfer to the Company pursuant to Section 5(b) above, the Company shall not pay any dividend to the Grantee on account of such Offered Shares or permit the Grantee to exercise any of the privileges or rights of a stockholder with respect to such Offered Shares, but shall, insofar as permitted by law, treat the Company as the owner of such Offered Shares.

(e) The following transactions shall be exempt from the provisions of this Section 5: (i) a transfer of Shares to or for the benefit of any Approved Relatives, or to a trust established solely for the benefit of the Grantee and/or Approved Relatives; (ii) any transfer pursuant to an effective registration statement filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”); and (iii) the sale of all or substantially all of the outstanding shares of capital stock of the Company (including pursuant to a merger or consolidation); provided, however, that in the case of a transfer pursuant to clause (i) of this Section 5(e), such Shares shall remain subject to this Agreement and such transferee shall, as a condition to such transfer, deliver to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of this Agreement.

(f) The Company may assign its rights to purchase Offered Shares in any particular transaction under this Section 5 to one or more persons or entities.

(g) The provisions of this Section 5 shall terminate upon the earlier of the following events: (i) the closing of the sale of shares of Common Stock in an underwritten public offering pursuant to an effective registration statement filed by the Company under the Securities Act; or (ii) the sale of all or substantially all of the outstanding shares of capital stock, assets or business of the Company, by merger, consolidation, sale of assets or otherwise (other than a merger or consolidation in which all or substantially all of the individuals and entities who were beneficial owners of the Company’s voting securities immediately prior to such transaction beneficially own, directly or indirectly, more than 75% (determined on an as-converted basis) of the outstanding securities entitled to vote generally in the election of directors of the resulting, surviving or acquiring corporation in such transaction).

6. Agreement in Connection with Initial Public Offering. The Grantee agrees, in connection with the initial underwritten public offering of the Common Stock pursuant to a registration statement under the Securities Act, (i) not to (a) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock or (b) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of shares of Common Stock, whether any transaction described in clause (a) or (b) is to be settled by delivery of shares of Common Stock or other securities, in cash or otherwise, during the period beginning on the date of the filing of such registration statement with the Securities and Exchange Commission and ending 180 days from the date of the final prospectus relating to the offering (plus up to an additional 34 days to the extent requested by the managing underwriters for such offering in order to address Rule 2711(f) of the National Association of Securities Dealers, Inc. or any similar successor provision), and (ii) to execute any agreement reflecting clause (i) above as may be requested by the Company or the managing underwriters at the time of such offering. The Company may impose stop-transfer instructions with respect to the shares of Common Stock or other securities subject to the foregoing restriction until the end of the “lock-up” period.

7. Custody of Shares. In order to facilitate the exercise of the Purchase Option, the Company or its counsel shall hold all certificates representing Unvested Shares, together with an undated and otherwise blank stock power executed by the Grantee, in the form attached to this Agreement as Exhibit A. The Company shall have the right to cause transfers of Unvested Shares to be effected pursuant to Section 3 notwithstanding any failure of the Grantee to take the action required of him pursuant to this Agreement; provided, however, that no transfer of Unvested Shares shall be effected hereunder unless payment therefor has been made or tendered to the Grantee or his executor or other legal representative.

8. Restrictive Legends. All certificates representing Shares shall have affixed thereto legends in substantially the following form, in addition to any other legends that may be required under federal or state securities laws:

“The shares of stock represented by this certificate are subject to restrictions on transfer and an option to purchase set forth in a certain Restricted Stock Agreement between the corporation and the registered owner of these shares (or his predecessor in interest), and such Agreement is available for inspection without charge at the office of the Secretary of the corporation.”

“The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold, transferred or otherwise disposed of in the absence of an effective registration statement under such Act or an opinion of counsel satisfactory to the corporation to the effect that such registration is not required.”

9. Withholding Taxes; Section 83(b) Election. The Grantee acknowledges and agrees that the Company has the right to deduct from payments of any kind otherwise due to the Grantee any federal, state or local taxes of any kind required by law to be withheld with respect to the purchase of the Shares by the Grantee or the lapse of the Purchase Option. The Grantee has reviewed with the Grantee’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. The Grantee is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Grantee understands that the Grantee (and not the Company) shall be responsible for the Grantee’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement. The Grantee understands that it may be beneficial in many circumstances to elect to be taxed at the time the Shares are purchased rather than when and as the Company’s Purchase Option expires by filing an election under Section 83(b) of the Internal Revenue Code of 1986 with the I.R.S. within thirty (30) days from the date of purchase. If the Grantee elects to make a Section 83(b) Election, the Grantee shall provide the Company with a copy of an executed version and satisfactory evidence of the filing of the executed Section 83(b) Election with the I.R.S. THE GRANTEE ACKNOWLEDGES THAT IT IS SOLELY THE GRANTEE’S RESPONSIBILITY AND NOT THE COMPANY’S TO FILE TIMELY THE ELECTION UNDER SECTION 83(b), EVEN IF THE GRANTEE REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON THE GRANTEE’S BEHALF.

10. Investment Representations. The Grantee represents, warrants and covenants as follows: (a) the Grantee is purchasing the Shares for his own account for investment only, and not with a view to, or for sale in connection with, any distribution of the Shares in violation of the Securities Act, or any rule or regulation under the Securities Act; (b) the Grantee has had such opportunity as he has deemed adequate to obtain from representatives of the Company such information as is necessary to permit him to evaluate the merits and risks of his investment in the Company; (c) the Grantee has sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the purchase of the Shares and to make an informed investment decision with respect to such purchase; (d) the Grantee can afford a complete loss of the value of the Shares and is able to bear the economic risk of holding such Shares for an indefinite period; and (e) the Grantee understands that (i) the Shares have not been registered under the Securities Act and are “restricted securities” within the meaning of Rule 144 under the Securities Act; (ii) the Shares cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from registration is then available; (iii) in any event, the exemption from registration under Rule 144 will not be available for at least one year and even then will not be available unless a public market then exists for the Common Stock, adequate information concerning the Company is then available to the public, and other terms and conditions of Rule 144 are complied with; and (iv) there is now no registration statement on file with the Securities and Exchange Commission with respect to any stock of the Company and the Company has no obligation or current intention to register the Shares under the Securities Act.

11. Provisions of the Plan. This Agreement is subject to the provisions of the Plan, a copy of which is furnished to the Grantee with this Agreement. As provided in the Plan, upon the occurrence of a Reorganization Event (as defined in the Plan), the rights of the Company hereunder shall inure to the benefit of the Company’s successor and shall apply to the cash, securities or other property which the Shares were converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to the Shares under this Agreement. If, in connection with a Reorganization Event, a portion of the cash, securities and/or other property received upon the conversion or exchange of the Shares is to be placed into escrow to secure indemnification or similar obligations, the mix between the vested and unvested portion of such cash, securities and/or other property that is placed into escrow shall be the same as the mix between the vested and unvested portion of such cash, securities and/or other property that is not subject to escrow.

12. Miscellaneous.

(a) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

(b) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and the Grantee and their respective heirs, executors, administrators, legal representatives, successors and assigns, subject to the restrictions on transfer set forth in Sections 4 and 5 of this Agreement.

(c) Notice. All notices required or permitted hereunder shall be in writing and deemed effectively given upon personal delivery or five (5) days after deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party hereto at the address shown beneath his or its respective signature to this Agreement, or at such other address or addresses as either party shall designate to the other in accordance with this Section 12(c).

(d) Entire Agreement; Amendment; Waiver. This Agreement and the exhibits attached hereto constitute the entire agreement between the parties, and supersede all prior agreements and understandings, relating to the subject matter of this Agreement. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Grantee. Any provision for the benefit of the Company contained in this Agreement may be waived, either generally or in any particular instance, by the Board of Directors of the Company.

(e) Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the internal laws of the State of Delaware without regard to any applicable conflicts of laws.

(f) Grantee’s Acknowledgments. The Grantee further acknowledges and agrees that the transactions contemplated hereunder and the vesting schedule set forth herein do not constitute an express or implied promise of continued engagement as an employee or consultant for the vesting period, for any period, or at all. The Grantee acknowledges that he or she: (i) has read this Agreement; (ii) has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of the Grantee’s own choice or has voluntarily declined to seek such counsel; (iii) understands the terms and consequences of this Agreement; (iv) is fully aware of the legal and binding effect of this Agreement; and (v) understands that the law firm of Pepper Hamilton LLP is acting as counsel to the Company in connection with the transactions contemplated by the Agreement, and is not acting as counsel for the Grantee.

(g) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, the number of shares subject to the Purchase Option and other rights of the Company hereunder, the Option Price and such other relevant terms this Agreement that are affected by such stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event shall be equitably adjusted by the Company (in the manner determined by the Board).

(h) Compliance with Law. The exercise of the option and the issuance and transfer of shares of Common Stock shall be subject to compliance by the Company and the Participant with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company’s shares of Common Stock may be listed. No shares of Common Stock shall be issued pursuant to this option unless and until any then applicable requirements of state or federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel. The Participant understands that the Company is under no obligation to register the shares with the Securities and Exchange Commission, any state securities commission or any stock exchange to effect such compliance.

(i) Discretionary Nature of Plan. The Plan is discretionary and may be amended, cancelled or terminated by the Company at any time, in its discretion. The grant of the Restricted Stock in this Agreement does not create any contractual right or other right to receive any Restricted Stock or other Awards in the future. Future Awards, if any, will be at the sole discretion of the Company. Any amendment, modification, or termination of the Plan shall not constitute a change or impairment of the terms and conditions of the Grantee’s employment with the Company.

(j) Amendment. The Committee has the right to amend, alter, suspend, discontinue or cancel the Restricted Stock, prospectively or retroactively; provided, that, no such amendment shall adversely affect the Grantee’s material rights under this Agreement without the Grantee’s consent.

(k) No Impact on Other Benefits. The value of the Grantee’s Restricted Stock is not part of his normal or expected compensation for purposes of calculating any severance, retirement, welfare, insurance or similar employee benefit.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Restricted Stock Agreement Granted Under 2017 Stock Incentive Plan as of the day and year first above written.

APNIMED, INC.

By:
Name: Lawrence G. Miller
Title: Chief Executive Officer

GRANTEE:

Name: [___]
Address:

[Signature Page to Restricted Stock Agreement]

Schedule A

Time Period	Applicable Percentage
[___]	100.0%
[___]	87.5%
[___]	75.0%
[___]	62.5%
[___]	50.0%
[___]	37.5%
[___]	25.0%
[___]	12.5%

Exhibit A

Stock Assignment Separate from Certificate

FOR VALUE RECEIVED, I hereby sell, assign and transfer unto __________________ (_________) shares of Common Stock, $0.00001 par value per share, of Apnimed, Inc. (the “Company”) standing in my name on the books of the Company represented by Certificate(s) Number ____ herewith, and do hereby irrevocably constitute and appoint Troutman Pepper Hamilton Sanders LLP to transfer the said stock on the books of the Company with full power of substitution in the premises.

Name:

Dated: